Exhibit 10.4

ADDENDUM No. 1
TO THE
AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
OF 28 SEPTEMBER 2005

AMONG

LA GENERALE DES CARRIERES ET DES MINES

AND

TF HOLDINGS LIMITED

CHUI LTD

FARU LTD

MBOKO LTD

MOFIA LTD

TEMBO LTD

AND

TENKE FUNGURUME MINING

DATE:  11 DEC 2010

Addendum No. 1 to the ARSA

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ADDENDUM No. 1

TO THE AMENDED AND RESTATED MINING CONVENTION

AMONG

LA GENERALE DES CARRIERES ET DES MINES a public enterprise established under Congolese law created by Decree Number 049 of 07 November 1995, registered with the New Register of Commerce in Lubumbashi under number 453 and having its principal place of business at Boulevard Kamanyola, No. 419, B.P. 450, in Lubumbashi, Democratic Republic of Congo (DRC), in the process of being transformed into a joint stock company (SARL) by virtue of Decree No. 09/12 of 24 April 2009 establishing the list of public enterprises transformed into commercial companies, governmental institutions and public service entities governed temporarily by Decree No. 09/11 of 24 April 2009 enacting the transitional measures in connection with the transformation of public enterprises in application of the Law No. 08/007 of 07 July 2008 enacting the general provisions relative to the transformation of public enterprises, represented by its President of the Board of Directors, Mr. Albert YUMA MULIMBI and its  General Managing Director, Mr. KALEJ NKAND, hereafter referred to as « GECAMINES  »

hereinafter referred to as "Gécamines",

OF THE FIRST PART

– and –

TF HOLDINGS LIMITED (formerly LUNDIN HOLDINGS LTD), a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM12 (Bermuda), hereinafter referred to as "TF Holdings", and

CHUI LTD, a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM12 (Bermuda), and

FARU LTD, a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM12 (Bermuda), and

MBOKO LTD, a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM12 (Bermuda), and

MOFIA LTD, a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM12 (Bermuda), and

TEMBO LTD, a company incorporated under the laws of Bermuda, having its registered office at Clarendon House, 2 Church Street, Hamilton HM12 (Bermuda),

all represented by their Vice President, Mr. Mark R. Mollison,

hereinafter referred to as the "TF Holdings Shareholders"

OF THE SECOND PART
– and –

Addendum No. 1 to the ARSA

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TENKE FUNGURUME MINING SARL, a company incorporated under the laws of the Democratic Republic of Congo, having its registered office at 790 avenue Panda, Lubumbashi (Democratic Republic of Congo), registered with the Lubumbashi New Register of Commerce under No. 7325, represented by its Managing Director, Mr. Claude Polet, hereinafter referred to as "T.F.M.",

OF THE THIRD PART

All the parties are hereinafter referred to together as the "Parties".

It is considered as follows:

A.
The Parties signed on 28 September 2005 the Amended and Restated Shareholders Agreement (the "ARSA") which amended and restated the Agreement for the Formation of Tenke Fungurume Mining the Parties had concluded on 30 November 1996 (the "Original Convention");

B.
Within the framework of the mining contracts review process (the "Revisitation"), the Democratic Republic of Congo, Gécamines, TF Holdings and TFM signed on 11 DEC 2010 the Addendum No. 1 to the Amended and Restated Mining Convention they signed on 28 September 2005 (the "ARMC");

C.	In the same framework, the Parties wish to amend the ARSA.

Now therefore it is agreed as follows:

ARTICLE 1

An article 3.2 (d) is added to the ARSA, as follows:

"(d) In addition, TFM will pay to Gécamines the following additional amounts:

(i) An additional USD 30 million upon reaching the following benchmarks:

▪
USD 5 mm after signature of the addendums to the ARMC and the ARSA and the amendment to the By-laws of TFM  and such addendums and amendment are in full force and effect (e.g., after approvals by presidential decrees);

▪	USD 5 mm at 0.5 mm tonnes cumulative copper production from the Project;
▪	USD 5 mm at 1.0 mm tonnes cumulative copper production from the Project;
▪	USD 5 mm at 1.5 mm tonnes cumulative copper production from the Project;
▪	USD 5 mm at 2.0 mm tonnes cumulative copper production from the Project; and
▪	USD 5 mm at 2.5 mm tonnes cumulative copper production from the Project.

Addendum No. 1 to the ARSA

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(ii)
An additional royalty of US$ 1.2 million for each 100,000 tonnes of additional reserves of copper at the time the new reserves achieve an amount greater than 2.5 million tonnes of copper calculated as currently calculated.

This additional royalty will be paid on the determination of recoverable proven and probable copper reserves calculated in accordance with the same criteria as that currently used by the ultimate majority shareholder of TF Holdings Limited in connection with its filings made to the United States Security and Exchange Commission. Payment of the additional royalty will be made by April 15 of each year.

(iii)
Subsequent to the payment dates referred to above, before each payment, T.F.M. will in writing request from Gécamines that it provide in writing to T.F.M., a corresponding demand for payment including the bank and account of Gécamines to which the payment must be made.  T.F.M. will have five Business Days to make the requested payment."

ARTICLE 2

The article 3.4 of the ARSA is replaced by the following provision:

"TF Holdings will cause the increase of the Gécamines 17.5% (non dilutable) interest in the share capital of TFM to 20% (non dilutable). The parties will work together to insure the increase of Gécamines’ interest is done in as tax efficient a manner as possible. It is the initial intent of the parties to provide Gécamines a 20% non dilutable interest through the dilution of TF Holdings' current interest in TFM.

An extraordinary general meeting of the shareholders of TFM will amend accordingly Article 5 of the By-Laws."

ARTICLE 3

The article 3.5 of the ARSA is replaced by the following provision:

"T.F.M. will increase its share capital by USD 50 million, to USD 65,050,000 from the current USD 15,050,000.  Share capital will be contributed as a contribution in-kind entirely by TF Holdings that will be deducted from accrued Advances and for which Gécamines will be attributed a 20% non-dilutable share.  The share capital increase will occur after the increase referred to in Article 3.4 hereof.

An extraordinary general meeting of the T.F.M. shareholders will accordingly amend article 5 of the Bylaws."

ARTICLE 4

The article 4.1 (c) of the ARSA is replaced by the following provision:

"The Parties agree, as from the signature of this Addendum No. 1, to modify the annual interest rate on the Advances made by TF Holdings to T.F.M. by bringing it from LIBOR at one year + 2% to LIBOR at one year + 6% ."

Addendum No. 1 to the ARSA

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An article 4.1 (e) of the ARSA is added as follows:

“T.F.M. will exercise all reasonable efforts to obtain "project financing" at more advantageous terms and conditions.”

ARTICLE 5

The article 12.4 of the ARSA is replaced by the following provision:

"Management Team. The Managing Director shall appoint all members of the management team and will have the power and authority to hire and fire such employees.  Two members of the management team shall be seconded from candidates employed and recommended by the Class A Shareholder. In addition, TFM will provide the Class A Shareholder with two additional Management positions: (1) Deputy General Manager, based in Fungurume, and (2) Deputy Manager of Operations, based in Fungurume. In any event, however, the Managing Director may, should the case arise, require the Class A Shareholder to replace staff it seconded.  In such cases, the Class A Shareholder will submit another recommendation for replacement.  The Class A Shareholder shall hold T.F.M. and the Managing Director harmless and shall indemnify them against any Claim brought against them by any rejected candidate or any employee of Gécamines whose secondment is terminated."

ARTICLE 6

The parties agree to enter into a consultancy agreement, (hereafter referred to as the (“Gecamines Consultancy Agreement”), between Gécamines and TFM within a time period not to surpass thirty (30) Business Days from the signature of the Addendum No. 1 to the ARMC.

ARTICLE 7

This Addendum will enter into force after its signature by all the Parties and upon the date of the entry into force of the Addendum No. 1 to the ARMC, and will remain in effect for so long as the ARSA remains in effect.

Until the entry into effect of this Addendum, the ARSA will remain validly and fully in force as such and thereafter the ARSA will remain validly and fully in force as amended by this Addendum.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Addendum on the 11 DEC 2010, in 16 original copies, 8 in English and 8 in French, each Party acknowledging receipt of one English and one French copy.

Addendum No. 1 to the ARSA

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LA GENERALE DES CARRIERES ET DES MINES

/s/ Kalej Nkand The Director General Manager, KALEJ NKAND	/s/ Albert Yuma Mulimbi The Chairman of the Board, Albert YUMA MULIMBI

TF HOLDINGS LIMITED /s/ Mr. Mark R. Mollison Mr. Mark R. Mollison Vice President	CHUI LTD /s/ Mr. Mark R. Mollison Mr. Mark R. Mollison Vice President

FARU LTD /s/ Mr. Mark R. Mollison Mr. Mark R. Mollison Vice President	MBOKO LTD /s/ Mr. Mark R. Mollison Mr. Mark R. Mollison Vice President

MOFIA LTD /s/ Mr. Mark R. Mollison Mr. Mark R. Mollison Vice President	TEMBO LTD /s/ Mr. Mark R. Mollison Mr. Mark R. Mollison Vice President

TENKE FUNGURUME MINING SARL /s/ Mr. Claude Polet Mr. Claude Polet Managing Director

Addendum No. 1 to the ARSA

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